Exhibit 99.1

Skillsoft Reports Financial Results for the Third Quarter of Fiscal 2024

●	Delivered strong improvements in Adjusted EBITDA and Free Cash Flow
●	Grew Content & Platform segment Revenue 3% and increased LTM Bookings 4%
●	Increased LTM Dollar Retention Rate three percentage points to 101%

DENVER – December 5, 2023 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the third quarter of fiscal 2024 ended October 31, 2023.

“Skillsoft delivered another quarter of growth in our core SaaS-based Content & Platform segment while showing meaningful improvement in Adjusted EBITDA and Free Cash Flow,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “I am proud of our progress seizing the opportunity represented by generative AI, with innovative new solutions like Skillsoft CAISY™ and generative AI Aspire Learning Journeys. We are extending our leadership position in helping enterprises succeed in a skills-centric economy, while enabling knowledge workers to thrive in a world that’s being reshaped by rapid technological change.”

Fiscal 2024 Third Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Grew LTM Content & Platform segment Bookings 4% compared to the prior year LTM period.
●	Instructor-Led Training segment Bookings were flat sequentially and declined 4% compared to the prior year.
●	GAAP Revenue of $139 million was flat to prior year, with 3% growth in Content & Platform segment GAAP Revenue to $101 million, offset by a 9% decline in Instructor-Led Training segment GAAP Revenue to $38 million.
●	GAAP net loss of $28 million compared to a GAAP net loss of $528 million in the prior year. GAAP net loss per share of $3.45 compared to a GAAP net loss per share of $64.29 in the prior year.
●	Pro forma Adjusted Net Loss of $23 million compared to a pro forma Adjusted Net Loss of $49 million in the prior year. Pro forma Adjusted Net Loss per share of $2.82 compared to a pro forma Adjusted Net Loss per share of $5.96 in the prior year.
●	Adjusted EBITDA from continuing operations of $30 million, reflecting a margin of 21% of GAAP revenue, up from 20% in the prior year.
●	Ended the quarter with $130 million of cash and cash equivalents.

Fiscal 2024 Third Quarter Business Highlights

●	LTM Content & Platform Dollar Retention Rate was approximately 101% in the quarter, up from approximately 98% in the year-ago period. Quarterly Content & Platform Dollar Retention Rate was approximately 99%, up from approximately 96% in the year-ago period.
●	Announced the general availability of Skillsoft CAISY™ (Conversation AI Simulator), an innovative AI-powered skills trainer for the enterprise, delivering coaching at scale that allows employees to practice crucial business conversations to develop interpersonal and leadership skills.
●	Launched new generative AI Aspire Learning Journeys, which offer multi-modal learning paths that promote AI literacy, and generative AI Skill Benchmarks, which assess learner proficiency and provide personalized learning recommendations that deepen AI mastery and application.
●	Recognized with two Training Magazine Network Choice Awards in the Leadership Development and Learning Portal categories, confirming Skillsoft’s market leadership in empowering enterprises with the talent-driven competitive edge required to thrive.
●	Received multiple awards for leadership and innovation in the Instructor-Led Training business, including recognition as AWS’ 2023 North American Training Partner of the Year, Cisco’s 2023 Global Learning Partner of the Year and Digital Acceleration Partner of the Year, Red Hat EMEA’s Training Reseller of the Year and Certified Training Partner of the Year, and VMware’s Partner Delivery Excellence Award in the MEA region.

“Our performance in the third quarter reflected our commitment to delivering profitable growth, with approximately 500 basis points of Adjusted EBITDA margin expansion since the first quarter,” said Richard G. Walker, Skillsoft’s Chief Financial Officer. “As we take a more measured view of our Instructor-Led Training segment for the remainder of the year, we now expect to deliver Bookings and Revenue approximately at the bottom of our full-year outlook. We believe our continuous focus on strong profitability will allow us to deliver Adjusted EBITDA at the top of the outlook.”

(1)	Growth calculated relative to the comparable prior year period unless otherwise noted.
(2)	See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Key Operational Metrics and non-GAAP Financial Measures (3) (in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	October 31,		Change		October 31,		Change
	2023	2022	Dollar	Percent	2023	2022	Dollar	Percent
Bookings (4)
Continuing operations:
Content & Platform	$85,756	$84,784	$972	1%	$233,411	$222,310	$11,101	5%
Instructor-Led Training	45,992	47,786	(1,794)	(4)%	$135,985	149,944	(13,959)	(9)%
Total bookings	$131,748	$132,570	$(822)	(1)%	$369,396	$372,254	$(2,858)	(1)%

GAAP revenue
Continuing operations:
Content & Platform	$101,132	$97,968	$3,164	3%	$302,893	$286,507	$16,386	6%
Instructor-Led Training	37,824	41,422	(3,598)	(9)%	112,804	128,296	(15,492)	(12)%
Total	$138,956	$139,390	$(434)	(0)%	$415,697	$414,803	$894	0%

Pro forma revenue (4)
Continuing operations:
Content & Platform	$101,132	$97,968	$3,164	3%	$302,893	$294,565	$8,328	3%
Instructor-Led Training	37,824	41,422	(3,598)	(9)%	112,804	128,296	(15,492)	(12)%
Total pro forma revenue	$138,956	$139,390	$(434)	(0)%	$415,697	$422,861	$(7,164)	(2)%

GAAP net income (loss)	$(27,736)	$(528,343)	$500,607	(95)%	$(103,959)	$(671,485)	$567,526	(85)%

Pro forma non-GAAP operating expenses (4)
Pro forma non-GAAP costs of revenues	$36,199	$36,365	$(166)	(0)%	$113,822	$109,534	$4,288	4%
Pro forma non-GAAP content and software development expenses	14,063	14,999	(936)	(6)%	43,925	48,866	(4,941)	(10)%
Pro forma non-GAAP selling and marketing expenses	42,393	42,528	(135)	(0)%	126,796	123,930	2,866	2%
Pro forma non-GAAP general and administrative expenses	16,540	17,646	(1,106)	(6)%	54,337	60,414	(6,077)	(10)%
Total pro forma non-GAAP operating expenses	$109,195	$111,538	$(2,343)	(2)%	$338,880	$342,744	$(3,864)	(1)%

Pro forma adjusted net income (loss) & adjusted EBITDA (4)
Continuing operations:
Pro forma adjusted net income (loss)	$(22,697)	$(48,981)	$26,284	NA	$(82,191)	$(84,183)	$1,992	NA
Pro forma adjusted net income (loss) per share	$(2.82)	$(5.96)	$3.14	NA	$(10.22)	$(10.71)	$0.50	NA
Pro forma adjusted EBITDA	$29,761	$27,852	$1,909	7%	$76,817	$80,117	$(3,300)	(4)%
Pro forma adjusted EBITDA % of pro forma revenue	21%	20%			18%	19%

(3)	See "Non-GAAP Financial Measures and Key Performance Metrics" below for the definitions of our key operational and non-GAAP metrics and how they are calculated.
(4)	For the nine months ended October 31, 2022, the unaudited Pro Forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of high-quality content, an AI-enabled platform that is personalized and connected to customer needs, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skills gaps, unlocking human potential, and transforming the workforce. Learn more at www.skillsoft.com.

Non-GAAP Financial Measures And Key Performance Metrics

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

●

Bookings - Bookings in any particular period represents the dollar value of orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non-subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions, and accompanying services, to our platform. Bookings are adjusted and presented on a pro forma basis as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma revenue – Pro forma revenue is defined as GAAP revenue adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability. Pro forma revenue is reconciled to the reported GAAP revenue for all periods presented.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted net income (loss) - Adjusted net income (loss) is defined as GAAP net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
○	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulting from the acquisition integration process and cost saving initiatives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in currency exchange rates.
○	Acquisition and integration related costs – Non-recurring costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Transformation costs – Non-recurring costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Non-recurring costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
○	(Gain) loss on sale of business - gain or loss on non-routine sale of business.
○	Impairment charges - non-cash goodwill, intangible or other asset impairment charges.

●	Adjusted EBITDA - Adjusted EBITDA is defined as adjusted net loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

●

Non-GAAP operating expenses – GAAP operating expenses, less depreciation, stock-based compensation, system migration costs, transformation costs, other non-cash charges and pro forma adjustments, as applicable.

●

Pro forma adjusted net income (loss) – Pro forma adjusted net income (loss) is defined as adjusted net income (loss) adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma adjusted net income (loss) per share – Pro forma adjusted net income (loss) per share is defined as adjusted net income (loss) defined above divided by weighted average common shares outstanding.

●

Pro forma adjusted EBITDA – Pro forma adjusted EBITDA is defined as adjusted EBITDA adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma adjusted EBITDA % of pro forma revenue  – Pro forma adjusted EBITDA % of pro forma revenue is defined as pro forma adjusted EBITDA defined above as a percentage of pro forma revenue defined above.

Reclassifications

Certain amounts reported in prior years have been reclassified to conform to the presentation in the current year. These reclassifications had no effect on total assets, total liabilities, total stockholders' equity, or net income (loss) for the prior year.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, revenue, adjusted EBITDA, and free cash flow), our product development and planning, our sales pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2023. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	October 31, 2023	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$129,806	$170,359
Restricted cash	6,953	7,197
Accounts receivable, net of allowance for credit losses of approximately $426 and $221 as of October 31, 2023 and January 31, 2023, respectively	110,833	183,592
Prepaid expenses and other current assets	52,505	44,596
Total current assets	300,097	405,744
Property and equipment, net	7,773	10,150
Goodwill	457,768	457,744
Intangible assets, net	630,403	738,066
Right of use assets	8,614	14,633
Other assets	20,316	16,350
Total assets	$1,424,971	$1,642,687
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	40,486	39,693
Accounts payable	14,999	18,338
Accrued compensation	22,988	34,325
Accrued expenses and other current liabilities	28,545	41,474
Lease liabilities	3,591	4,198
Deferred revenue	203,588	280,676
Total current liabilities	320,601	425,108

Long-term debt	578,560	581,817
Warrant liabilities	4	4,754
Deferred tax liabilities	64,056	73,976
Long-term lease liabilities	9,506	11,947
Deferred revenue - non-current	2,208	1,778
Other long-term liabilities	10,088	11,551
Total long-term liabilities	664,422	685,823
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,362,774 shares issued and 8,062,997 shares outstanding at October 31, 2023, and 8,264,308 shares issued and 8,182,794 shares outstanding at January 31, 2023	1	1
Additional paid-in capital	1,543,063	1,521,587
Accumulated equity (deficit)	(1,076,152)	(972,193)
Treasury stock, at cost- 299,777 and 81,514 shares as of October 31, 2023 and January 31, 2023, respectively	(10,891)	(2,845)
Accumulated other comprehensive income (loss)	(16,073)	(14,794)
Total shareholders’ equity	439,948	531,756
Total liabilities and shareholders’ equity	$1,424,971	$1,642,687

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	October 31, 2023	October 31, 2022	October 31, 2023	October 31, 2022
Revenues:
Total revenues	$138,956	$139,390	$415,697	$414,803
Operating expenses:
Costs of revenues	36,407	36,655	114,698	109,662
Content and software development	16,126	17,252	51,024	53,276
Selling and marketing	43,983	44,680	130,321	126,089
General and administrative	22,308	28,281	72,689	83,994
Amortization of intangible assets	38,620	43,438	116,086	128,196
Impairment of goodwill and intangible assets	—	570,887	—	641,362
Acquisition-related costs	510	4,889	2,838	26,653
Restructuring	873	2,010	8,592	10,289
Total operating expenses	158,827	748,092	496,248	1,179,521
Operating income (loss)	(19,871)	(608,702)	(80,551)	(764,718)
Other income (expense), net	19	1,601	(1,290)	2,733
Fair value adjustment of warrants	1,105	9,128	4,750	26,080
Fair value adjustment of hedge instruments	3,981	20,314	11,186	5,249
Interest income	1,060	69	2,576	239
Interest expense	(16,492)	(14,556)	(48,683)	(37,541)
Income (loss) before provision for (benefit from) income taxes	(30,198)	(592,146)	(112,012)	(767,958)
Provision for (benefit from) income taxes	(2,462)	(8,832)	(8,735)	(34,234)
Income (loss) from continuing operations	(27,736)	(583,314)	(103,277)	(733,724)
Gain (loss) on sale of business	—	53,756	(682)	53,756
Income (loss) from discontinued operations, net of tax	—	1,215	—	8,483
Net income (loss)	$(27,736)	$(528,343)	$(103,959)	$(671,485)

Net income (loss) per share:
Ordinary – Basic and diluted - continuing operations	$(3.45)	$(70.98)	$(12.84)	$(93.38)
Ordinary – Basic and diluted - discontinued operations	—	6.69	(0.08)	7.92
Ordinary – Basic and diluted	$(3.45)	$(64.29)	$(12.92)	$(85.46)
Weighted average common shares outstanding:
Ordinary – Basic and diluted	8,047	8,218	8,044	7,857

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended	Nine Months Ended
	October 31, 2023	October 31, 2022
Cash flows from operating activities:
Net income (loss)	$(103,959)	$(671,485)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	22,917	25,311
Depreciation and amortization	2,629	5,323
Amortization of intangible assets	116,086	134,541
Provision for credit loss expense (recovery)	205	275
Provision for (benefit from) income taxes – non-cash	(10,270)	(43,115)
Non-cash interest expense	1,546	1,550
Non-cash lease and property and equipment impairment charges	4,265	—
(Gain) loss on sale of business	682	(53,756)
Fair value adjustment of warrants	(4,750)	(26,080)
Impairment of goodwill and intangible assets	—	641,362
Fair value adjustment of hedge instruments	(11,186)	(5,249)
Change in assets and liabilities, net of effects from acquisitions:
Right-of-use assets	2,184	4,302
Accounts receivable	70,645	76,821
Prepaid expenses and other current assets	2,726	(617)
Accounts payable	(3,283)	(3,052)
Accrued expenses and other liabilities, including long-term	(20,820)	(23,378)
Lease liabilities	(3,048)	(2,261)
Deferred revenues	(75,250)	(84,053)
Net cash provided by (used in) operating activities	(8,681)	(23,561)
Cash flows from investing activities:
Purchase of property and equipment	(3,753)	(4,713)
Internally developed software - capitalized costs	(8,055)	(8,639)
Sale of SumTotal, net of cash transferred	(5,137)	171,995
Acquisition of Codecademy, net of cash received	—	(198,842)
Net cash used in investing activities	(16,945)	(40,199)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(1,441)	(2,603)
Payments to acquire treasury stock	(8,046)	(1,433)
Proceeds from issuance of term loans, net of fees	—	157,088
Proceeds from accounts receivable facility, net of borrowings	793	(33,168)
Principal payments on Term loans	(4,803)	(36,194)
Net cash provided by (used in) financing activities	(13,497)	83,690
Effect of exchange rate changes on cash and cash equivalents	(1,674)	(6,823)
Net increase (decrease) in cash, cash equivalents and restricted cash	(40,797)	13,107
Cash, cash equivalents and restricted cash, beginning of period	177,556	168,923
Cash, cash equivalents and restricted cash, end of period	$136,759	$182,030
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$129,806	$174,708
Restricted cash	6,953	7,322
Cash, cash equivalents and restricted cash, end of period	$136,759	$182,030

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenues, as reported	$138,956	$139,390	$415,697	$414,803

Net income (loss), as reported	$(27,736)	$(528,343)	$(103,959)	$(671,485)

Income from discontinued operations, net of tax	—	(1,215)	—	(8,483)
Gain (loss) on sale of business	—	(53,756)	682	(53,756)
Impairment of goodwill and intangible assets	—	570,887	—	641,362
Acquisition-related costs	510	4,889	2,838	26,653
Restructuring	873	2,010	8,592	10,289
Foreign currency impact	(181)	(1,052)	1,513	(2,223)
Fair value adjustment of warrants	(1,105)	(9,128)	(4,750)	(26,080)
Fair value adjustment of hedge instruments	(3,981)	(20,314)	(11,186)	(5,249)
Stock-based compensation expense	7,962	8,396	22,917	26,906
Transformation costs	1,053	4,671	2,503	7,266
System migration costs	510	384	1,580	4,348
Tax impact of non-GAAP adjustments	(602)	(27,294)	(2,921)	(30,459)
Adjusted net income (loss) from continuing operations	(22,697)	(49,865)	(82,191)	(80,911)

Interest expense, net	15,432	14,487	46,107	37,302
Expense (benefit from) income taxes, excluding tax impacts above	(1,860)	18,462	(5,814)	(3,775)
Depreciation	266	1,330	2,629	3,690
Amortization of intangible assets	38,620	43,438	116,086	128,196
Adjusted EBITDA from continuing operations	$29,761	$27,852	$76,817	$84,502

GAAP operating margin %	(14.3)%	(436.7)%	(19.4)%	(184.4)%
Amortization of intangible assets	27.7%	31.2%	28.0%	30.9%
Impairment of goodwill and intangible assets	0.0%	409.6%	0.0%	154.6%
Acquisition-related costs	0.4%	3.5%	0.7%	6.4%
Restructuring	0.6%	1.4%	2.1%	2.5%
Stock-based compensation expense	5.7%	6.0%	5.5%	6.5%
Transformation costs	0.8%	3.4%	0.6%	1.8%
System migration costs	0.4%	0.3%	0.4%	1.0%
Depreciation	0.2%	1.0%	0.6%	0.9%
Other	0.0%	0.0%	0.0%	0.0%
Adjusted EBITDA margin %	21.4%	20.0%	18.5%	20.4%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Operating expenses:
GAAP costs of revenues	$36,407	$36,655	$114,698	$109,662
Depreciation	(80)	(208)	(413)	(960)
Stock-based compensation	(128)	(82)	(463)	(111)
Codecademy pro forma (1)	—	—	—	943
Non-GAAP costs of revenues	36,199	36,365	113,822	109,534

GAAP content and software development	16,126	17,252	51,024	53,276
Depreciation	22	(87)	(169)	(287)
Stock-based compensation	(1,575)	(1,782)	(5,350)	(5,216)
System migration	(510)	(384)	(1,580)	(4,348)
Codecademy pro forma (1)	—	—	—	5,441
Non-GAAP content and software development	14,063	14,999	43,925	48,866

GAAP selling and marketing	43,983	44,680	130,321	126,089
Depreciation	(160)	(202)	(839)	(655)
Stock-based compensation	(1,421)	(1,915)	(2,435)	(5,134)
Transformation	(9)	(35)	(251)	(35)
Codecademy pro forma (1)	—	—	—	3,665
Non-GAAP selling and marketing	42,393	42,528	126,796	123,930

GAAP general and administrative	22,308	28,281	72,689	83,994
Depreciation	(48)	(833)	(1,208)	(1,788)
Stock-based compensation	(4,838)	(4,617)	(14,669)	(16,445)
Transformation	(882)	(5,185)	(2,475)	(7,742)
Codecademy pro forma (1)	—	—	—	2,395
Non-GAAP general and administrative	16,540	17,646	54,337	60,414

Total GAAP operating expenses	118,824	126,868	368,732	373,021
Depreciation	(266)	(1,330)	(2,629)	(3,690)
Stock-based compensation	(7,962)	(8,396)	(22,917)	(26,906)
System migration	(510)	(384)	(1,580)	(4,348)
Transformation (2)	(891)	(5,220)	(2,726)	(7,777)
Codecademy pro forma (1)	—	—	—	12,444
Total Non-GAAP operating expenses	$109,195	$111,538	$338,880	$342,744

(1)	For the nine months ended October 31, 2022, the unaudited pro forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.
(2)	This line item does not agree to the amounts reflected on preceding table due to certain transformation expenses not being reflected in GAAP operating expenses.

SKILLSOFT CORP.

PRO FORMA REVENUE

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue, as reported	$138,956	$139,390	$415,697	$414,803

Pro forma adjustments
Revenue from acquisitions (1)	—	—	—	8,058
Pro forma revenue (2)	$138,956	$139,390	$415,697	$422,861

(1)

Revenue from acquisitions for the nine months ended October 31, 2022 only includes Codecademy's revenue for the period from February 1, 2022 to April 4, 2022 as its post-acquisition revenue is included in the GAAP revenue.

(2)

Pro forma revenue is presented in Note 3 "Business Combinations" of the Notes to Unaudited Condensed Consolidated Financial Statements included in our Form 10-Q to be filed with the SEC for the quarterly period ended October 31, 2023 in accordance with Regulation S-X, Article 11.

SKILLSOFT CORP.

PRO FORMA ADJUSTED NET INCOME (LOSS)

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Adjusted net income (loss) from continuing operations (1)	$(22,697)	$(49,865)	$(82,191)	$(80,911)

Pro forma adjustments
Interest adjustment for debt prepayment (2)	—	925	—	925
Tax impact of adjustments above	—	(41)	—	(41)
Adjusted net income (loss) from acquisitions (3)	—	—	—	(4,156)
Pro forma adjusted net income (loss)	$(22,697)	$(48,981)	$(82,191)	$(84,183)
Pro forma adjusted net income (loss) per share	$(2.82)	$(5.96)	$(10.22)	$(10.71)

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)	Under the terms of our Amended Credit Agreement, the net proceeds attributable to the sale of SumTotal required a mandatory prepayment of $31.4 million. Interest expense under the Amended Credit Agreement is adjusted for the prepayment.
(3)

Adjusted net income (loss) from acquisitions for the nine months ended October 31, 2022 only includes Codecademy's adjusted net income (loss) for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted net income (loss) is included in the adjusted net income (loss) from continuing operations.

SKILLSOFT CORP.

PRO FORMA ADJUSTED EBITDA

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Pro forma adjusted EBITDA
Adjusted EBITDA from continuing operations (1)	$29,761	$27,852	$76,817	$84,502

Pro forma adjustments:
Adjusted EBITDA from acquisitions (2)	—	—	—	(4,385)
Pro forma adjusted EBITDA	$29,761	$27,852	$76,817	$80,117
Pro forma adjusted EBITDA % of pro forma revenue	21%	20%	18%	19%

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)

Adjusted EBITDA from acquisitions for the nine months ended October 31, 2022 includes Codecademy's adjusted EBITDA for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted EBITDA is included in the adjusted EBITDA from continuing operations.

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands)

	Nine Months Ended October 31,
	2023	2022
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(8,681)	$(23,561)
Purchase of property and equipment	(3,753)	(4,713)
Internally developed software - capitalized costs	(8,055)	(8,639)
Total free cash flow	$(20,489)	$(36,913)